Exhibit 99.1

KULR Technology Group Launches Six New COTS K1S CubeSat
Batteries to Expand Existing Portfolio in Space Power Systems

HOUSTON / GLOBENEWSWIRE / September 9, 2025 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a Bitcoin+ Treasury company that builds a portfolio of frontier technology businesses ranging from high-performance energy systems to AI Robotics, today announced the release of six new commercial off-the-shelf (COTS) versions ranging from 100 to 500Wh of its KULR ONE Space (K1S) CubeSat battery line, designed to meet the evolving needs of customers across the space sector.

The new K1S batteries are the next evolution, built on KULR’s flight-proven space battery heritage, offering customers enhanced flexibility with designs that prioritize safety, weight efficiency, and mission-specific customization.

Versatile Designs to Power Any Mission Profiles

The six new K1S battery models were developed to serve the wide range of demands from CubeSat and small satellite operators. Customers can now choose from:

•	Passive Propagation Resistant (PPR) Series – Designed for customers prioritizing maximum safety in orbital and deep-space missions, leveraging KULR’s NASA-proven PPR architecture.

•	Lightweight Models – Optimized for customers requiring mass savings to extend payload capacity or achieve tighter orbital injection budgets.

•	Customizable Platforms – Configurable platforms that allow tailored designs to meet and exceed missions with unique requirements.

Commitment to Safety and Performance

KULR’s K1S battery line continues to integrate the company’s core thermal management and safety technologies, providing reliable energy storage that has been trusted by NASA, the U.S. Department of Defense, and commercial space pioneers. The introduction of PPR-enabled models ensures compliance with the highest safety standards while still delivering high-performance energy density.

Supporting a Growing Space Ecosystem

With this product release, KULR strengthens its position as a leading provider of next-generation space power solutions. The K1S line provides a modular path to scale, enabling customers—from research institutions to major aerospace primes—to access space-proven technology with faster lead times and cost efficiencies.

The new K1S battery models are immediately available for commercial orders, with production based at KULR’s cutting edge facility in Webster, Texas.

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (NYSE American: KULR) is a Bitcoin+ Treasury company that builds a portfolio of frontier technology businesses ranging from high-performance energy systems to AI Robotics. KULR delivers cutting-edge energy storage solutions for space, aerospace, and defense by leveraging a foundation of in-house battery design expertise, comprehensive cell and battery testing suite, and battery fabrication and production capabilities. The Company’s offering allows delivery of commercial-off-the-shelf and custom next-generation energy storage systems in rapid timelines for a fraction of the cost compared to traditional programs. Since late 2024, KULR has included bitcoin as a primary asset in its treasury program and committed to allocating up to 90% of its excess cash to the acquisition of bitcoin.

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Safe Harbor Statement

This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2025, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely based on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulr.ai

KULR Media Relations:

M Group Strategic Communications (on behalf of KULR)

Email: kulr@mgroupsc.com